CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934

Date of Report
(Date of Earliest Events Reported):                  Commission File Number:
August 27, 2002                                            000-28453


                                   FORM 8-K/A
                                 Amendment No. 1



                        Ameri-First Financial Group, Inc.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)

        Delaware                                               84-0849132
------------------------                                     --------------
(State of Incorporation)                                      (IRS ID No.)

   6060 N. Central Expressway, Suite 560 #7, Dallas, Texas         75206
   --------------------------------------------------------      ----------
   (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code: 214-800-2892

Item 4. Change in Registrant's Certifying Accountant.

     S.W. Hatfield, Certified Public Accountant ceased serving as the auditor for the Registrant on September 29, 2000, as S.W. Hatfield , Certified Public Accountant resigned from such representation. The Registrant filed an amended 8-K report on July 19, 2001 relating to the change in auditors as of September 29, 2000, and S.W. Hatfield's letter addressed to the SEC was attached as an exhibit to such amended 8-K.

     On August 27, 2002, the Registrant engaged Malone & Bailey PLLC as its independent accountants for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001. During the two most recent fiscal years and any subsequent interim period prior to engaging Malone & Bailey, the Company did not consult with Malone & Bailey regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B, as well as either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Malone & Bailey PLLC has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Malone & Bailey PLLC did not furnish a letter to the Commission.


Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERI-FIRST FINANCIAL GROUP, INC.

                                       By: /s/ Gary W. Bell
                                          --------------------------------------
                                          Gary W. Bell, President


DATE: October 17, 2002
Dallas, Texas